EXHIBIT 99.1


[LOGO]     MTS SYSTEMS CORPORATION
-----      14000 Technology Drive
 MTS       Eden Prairie, MN  55344-2290
-----(R)   Telephone 952-937-4000
           FAX 952-937-4515

--------------------------------------------------------------------------------

NEWS RELEASE

FOR IMMEDIATE RELEASE                  For More Information Contact:
JULY 22, 2003                          Susan Knight, Chief Financial Officer
                                       (952) 937-4000 Paul
                                       Runice, Treasurer
                                       (952) 937-4003


MTS REPORTS THIRD QUARTER RESULTS AND CONFIRMS 2003 EPS GUIDANCE

Eden Prairie, Minn., July 22, 2003 - MTS Systems Corporation (Nasdaq: MTSC) today reported net income of $5.7 million, or $0.27 per diluted share, for its third quarter ended June 28, 2003, compared to net income of $3.3 million, or $0.15 per diluted share, for the third quarter of fiscal 2002, on flat revenue. Cash and short-term investments increased $32.5 million in the quarter, driven by continued favorable working capital performance in addition to proceeds from the sale of discontinued operations.

"We delivered operating profit for the quarter in line with our expectations for the second half of the year, while further strengthening the balance sheet," said Sidney W. Emery, Jr., Chairman and CEO. "While orders were greater than anticipated, we see no significant near-term improvement in capital spending in our markets. We remain confident that MTS will deliver earnings per share in the high $0.80's to low $0.90's range for fiscal 2003."

Third quarter orders were slightly more than expected at $97.8 million, an increase of 5 percent compared to orders of $93.2 million for third quarter of fiscal 2002, with strength in Europe and Asia more than offsetting continued weakness in North America. Backlog increased approximately 14 percent in the quarter, from $148 million to $169 million.

Third quarter revenue was in line with expectations at $79.3 million, roughly flat with revenue of $79.7 million for third quarter of fiscal 2002.

Income before discontinued operations was $4.1 million, or $0.19 per diluted share, compared to income before discontinued operations of $3.4 million, or $0.16 per diluted share, for the third quarter of fiscal 2002. Associated with the third quarter sale of its Automation division, the Company recorded a gain on discontinued operations of $1.2 million, net of taxes, or $0.06 per share, in addition to $0.02 per share from operations of the discontinued businesses during the quarter.

SEGMENT RESULTS
---------------

TEST SEGMENT (FORMERLY "MECHANICAL TESTING & SIMULATION" SEGMENT):

Orders for the Test segment were $85.7 million for the third quarter, up 4 percent compared to orders of $82.8 million for third quarter of fiscal 2002, primarily due to strength in the international motorsports and aerospace markets. The automotive and infrastructure markets continue to experience weak demand. Backlog increased 15 percent, from $141 million to approximately $162 million. Third quarter revenue was $66.7 million, a decrease of 4 percent compared to $69.3 million for third

MTS News Release
Page 2


quarter of fiscal 2002, primarily due to lower backlog at the beginning of the quarter and the timing of new bookings during the quarter. The gross margin rate for the Test segment was 36.6 percent, a decrease of 0.5 percentage points compared to 37.1 percent for third quarter of fiscal 2002, due to product mix. The segment reported $6.1 million in income from operations, unchanged compared to the third quarter of fiscal 2002, on a 4 percent decline in revenue.

INDUSTRIAL SEGMENT (FORMERLY "FACTORY AUTOMATION" SEGMENT):

Orders for the Industrial segment were $12.1 million for the third quarter, an increase of 16 percent compared to orders of $10.4 million for third quarter of fiscal 2002. Orders for the Sensors business increased in both North America and Europe due to customer inventory replenishment and sales into new markets. Backlog remained flat in the quarter at approximately $7 million. Revenue was $12.6 million for the quarter, an increase of 21 percent compared to revenue of $10.4 million for third quarter of fiscal 2002, driven by European sales in the Sensors business and stronger development revenues associated with the AeroMet business. The Industrial gross margin rate was
50.1 percent, unchanged from third quarter of fiscal 2002. Income from operations was $1.1 million compared to $0.6 million for third quarter of fiscal year 2002, driven by improved volume and reduced operating expenses.

THIRD QUARTER CONFERENCE CALL
-----------------------------

A conference call will be held on Wednesday, July 23, at 9:00 a.m. CDT (10:00 a.m. EDT). Call +1-773-756-4703; state the Passcode "Third Quarter" and conference leader "Chip Emery". Telephone re-play will be available through 5:00 p.m. CDT, August 22, 2003. Call +1-402-530-8077 and state the Passcode "4006."

If you prefer to listen live over the Internet - please log on to the web at http://www.mts.com/news/financial_news.htm and click on the Vcall webcast image. The call will be archived through 5:00 p.m. CDT, August 22, 2003.

ABOUT MTS SYSTEMS CORPORATION
-----------------------------

MTS Systems Corporation is a global supplier of integrated simulation solutions that help customers accelerate and improve their design, development, and manufacturing processes. MTS supplies products for determining the mechanical behavior of materials, products and structures - including computer-based testing and simulation systems, modeling and testing software, and consulting services - as well as products for automating manufacturing processes. MTS had 1,900 employees and revenue from continuing operations of $327 million for the fiscal year ended September 28, 2002. Additional information on MTS can be found on the worldwide web at http://www.mts.com.

THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" MADE PURSUANT TO THE SAFE HARBOR PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, AS WELL AS ASSUMPTIONS, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL RESULTS AND THOSE PRESENTLY ANTICIPATED OR PROJECTED. IN ADDITION TO THE FACTORS DISCUSSED ABOVE, OTHER IMPORTANT RISK FACTORS ARE DELINEATED IN THE COMPANY'S SEC REPORTS, INCLUDING FORM 10-K FOR THE YEAR ENDED SEPTEMBER 28, 2002.


                                     (more)

MTS News Release
Page 3


                             MTS SYSTEMS CORPORATION
                           Consolidated Balance Sheets
          (unaudited - in thousands of dollars, except per share data)

                                                                     JUNE 28,   September 28,
                                                                       2003         2002
                                                                    ---------    ---------
ASSETS

  Current Assets:
    Cash and cash equivalents                                       $  99,034     $  62,456
    Short-term investments                                             46,696        35,094
    Accounts receivable, net of allowances for doubtful accounts       50,613        59,943
    Unbilled contracts and retainage receivable                        27,215        32,276
    Inventories                                                        31,503        34,773
    Prepaid expense                                                     4,658         5,380
    Current deferred tax asset                                          8,739         8,739
    Other current assets                                                  940            19
    Assets of discontinued operations                                      --        15,311
                                                                    ---------     ---------
      Total current assets                                            269,398       253,991
                                                                    ---------     ---------

  Property and Equipment:
    Land                                                                3,247         3,247
    Buildings and improvements                                         47,276        44,723
    Machinery and equipment                                            84,219        79,679
    Accumulated depreciation                                          (77,773)      (70,765)
                                                                    ---------     ---------
      Total property and equipment, net                                56,969        56,884
                                                                    ---------     ---------

  Goodwill                                                              4,388         4,268
  Other assets                                                          2,477         3,363
  Non-current deferred tax asset                                        1,593         1,593
                                                                    ---------     ---------
  Total Assets                                                      $ 334,825     $ 320,099
                                                                    =========     =========

LIABILITIES AND SHAREHOLDERS' INVESTMENT

  Current Liabilities:
    Notes payable                                                   $     400     $     598
    Current maturities of long-term debt                                6,831         8,605
    Accounts payable                                                   13,562        13,137
    Accrued payroll-related costs                                      31,365        26,112
    Advance payments from customers                                    43,962        37,209
    Accrued warranty costs                                              5,036         4,482
    Accrued income taxes                                                5,807        11,120
    Other accrued liabilities                                          10,299         9,917
    Liabilities of discontinued operations                                 --         1,795
                                                                    ---------     ---------
      Total current liabilities                                       117,262       112,975
                                                                    ---------     ---------

  Deferred income taxes                                                 1,881         1,519
  Long-term debt, less current maturities                              36,044        42,790
  Other long-term liabilities                                             926           550
                                                                    ---------     ---------
  Total Liabilities                                                   156,113       157,834
                                                                    ---------     ---------

  Shareholders' Investment:
    Common stock, $.25 par; 64,000,000 shares authorized:
      21,172,000 and 21,208,000 shares issued and outstanding           5,293         5,302
    Additional paid-in capital                                          8,589         9,770
    Retained earnings                                                 158,245       146,857
    Accumulated other comprehensive income                              6,585           336
                                                                    ---------     ---------
      Total shareholders' investment                                  178,712       162,265

                                                                    ---------     ---------
  Total Liabilities and Shareholders' Investment                    $ 334,825     $ 320,099
                                                                    =========     =========

MTS News Release
Page 4


                             MTS SYSTEMS CORPORATION
                        Consolidated Statements of Income
          (unaudited - in thousands of dollars, except per share data)

                                                                        Three Months Ended           Nine Months Ended
                                                                      -----------------------     -----------------------
                                                                       JUNE 28,      June 30,      JUNE 28,      June 30,
                                                                         2003          2002          2003          2002
                                                                      ---------     ---------     ---------     ---------
Revenue                                                               $  79,312     $  79,695       256,987     $ 243,958
Cost of sales                                                            48,573        48,872       161,622       150,069
                                                                      ---------     ---------     ---------     ---------
  Gross profit                                                           30,739        30,823        95,365        93,889
                                                                      ---------     ---------     ---------     ---------

Operating expenses:
  Selling                                                                12,951        12,611        39,303        38,779
  General and administrative                                              6,637         7,988        20,078        19,895
  Research and development                                                3,986         3,540        11,609        12,113
                                                                      ---------     ---------     ---------     ---------
    Total operating expenses                                             23,574        24,139        70,990        70,787

                                                                      ---------     ---------     ---------     ---------
Income from operations                                                    7,165         6,684        24,375        23,102
                                                                      ---------     ---------     ---------     ---------

Interest expense                                                            811           969         2,804         3,071
Interest income                                                            (660)         (224)       (1,764)         (529)
Gain on sale of investments                                                  --            --            --        (2,630)
Other expense (income), net                                                 917           898          (795)         (800)
                                                                      ---------     ---------     ---------     ---------

Income before income taxes, discontinued operations,
  and cumulative effect of accounting change                              6,097         5,041        24,130        23,990
Provision for income tax                                                  2,012         1,620         7,963         7,912
                                                                      ---------     ---------     ---------     ---------
Income before discontinued operations and
  cumulative effect of accounting change                                  4,085         3,421        16,167        16,078
                                                                      ---------     ---------     ---------     ---------

Discontinued operations:
  Income (loss) from discontinued operations, net of tax                    419          (162)          199        (3,943)
  Gain (loss) on sale of discontinued businesses, net of tax              1,225            --        (1,177)           --
  Cumulative effect of accounting change, net of tax                         --            --            --        (9,198)
                                                                      ---------     ---------     ---------     ---------
    Income (loss) from discontinued operations, net of tax                1,644          (162)         (978)      (13,141)
                                                                      ---------     ---------     ---------     ---------

Income before cumulative effect of accounting change
  on continuing operations                                                5,729         3,259        15,189         2,937
Cumulative effect of accounting change on continuing
  operations, net of tax                                                     --            --            --        (4,523)
                                                                      ---------     ---------     ---------     ---------
  Net income (loss)                                                   $   5,729     $   3,259     $  15,189     $  (1,586)
                                                                      =========     =========     =========     =========

Earnings (loss) per share:
  Basic-
    Income before discontinued operations and cumulative
      effect of accounting change                                     $    0.19     $    0.16     $    0.77     $    0.76
    Discontinued operations:
      Income (loss) from discontinued operations, net of tax               0.02         (0.01)         0.01         (0.19)
      Gain (loss) on sale of discontinued businesses, net of tax           0.06          0.00         (0.06)         0.00
      Cumulative effect of accounting change, net of tax                   0.00          0.00          0.00         (0.44)
                                                                      ---------     ---------     ---------     ---------
        Income (loss) from discontinued operations, net of tax             0.08         (0.01)        (0.05)        (0.63)
                                                                      ---------     ---------     ---------     ---------
      Income before cumulative effect of accounting change
        on continuing operations                                           0.27          0.15          0.72          0.13
      Cumulative effect of accounting change, net of tax                   0.00          0.00          0.00         (0.21)
                                                                      ---------     ---------     ---------     ---------
      Earnings (loss) per share                                       $    0.27     $    0.15     $    0.72     $   (0.08)
                                                                      =========     =========     =========     =========
      Weighted average number of common shares outstanding - basic       21,049        21,123        21,098        21,069
                                                                      =========     =========     =========     =========

  Diluted-
    Income before discontinued operations and cumulative
      effect of accounting change                                     $    0.19     $    0.16     $    0.76     $    0.75
    Discontinued operations:
      Income (loss) from discontinued operations, net of tax               0.02         (0.01)         0.01         (0.18)
      Gain (loss) on sale of discontinued businesses, net of tax           0.06          0.00         (0.06)         0.00
      Cumulative effect of accounting change, net of taxes                 0.00          0.00          0.00         (0.43)
                                                                      ---------     ---------     ---------     ---------
        Income (loss) from discontinued operations, net of tax             0.08         (0.01)        (0.05)        (0.61)
                                                                      ---------     ---------     ---------     ---------
    Income before cumulative effect of accounting change
      on continuing operations                                             0.27          0.15          0.71          0.14
    Cumulative effect of accounting change, net of tax                     0.00          0.00          0.00         (0.21)
                                                                      ---------     ---------     ---------     ---------
    Earnings (loss) per share                                         $    0.27     $    0.15     $    0.71     $   (0.07)
                                                                      =========     =========     =========     =========
    Weighted average number of common shares outstanding - diluted       21,433        21,411        21,397        21,381
                                                                      =========     =========     =========     =========